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                [Letterhead of Piper Marbury Rudnick & Wolfe LLP]


                                                                       EXHIBIT 5


                                February 29, 2000


KEYSTONE PROPERTY TRUST
200 Four Falls Corporate Center, Suite 208
West Conshohocken, Pennsylvania  19428

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Keystone Property Trust, a Maryland real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Trust (the "Registration Statement") to be filed on or about February 29, 2000 with the Securities and Exchange Commission (the "Commission"), of up to 1,556,379 Common Shares (the "Shares"), par value $.001 per share, to be offered and sold from time to time by certain selling shareholders of the Trust listed in the Registration Statement. Of the total number of the Shares, 1,278,345 (the "Issued Shares") have been issued by the Trust, and 278,034 (the "Conversion Shares") may be issued upon the conversion of common units of limited partnership interest of Keystone Operating Partnership, L.P. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Declaration of Trust and Bylaws of the Trust, the proceedings of the Board of Trustees of the Trust or a committee thereof relating to the organization of the Trust and to the authorization and issuance of the Shares, a Certificate of the Assistant Secretary of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.


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                  (2) The Issued Shares have been duly authorized and are
         validly issued, fully paid, and non-assessable.

                  (3) The Conversion Shares have been duly authorized and, when issued as contemplated by the resolutions authorizing their issuance, will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Conversion Shares will not cause (i) the Trust to issue Common Shares in excess of the number of Common Shares authorized by the Trust's Declaration of Trust at the time of their issuance or (ii) any person to violate any of the Ownership Limit, Excepted Holder Limit, Hudson Bay Excepted Holder Limit, or McBride Family Excepted Holder Limit provisions of the Trust's Declaration of Trust (as defined in Article VIII thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,

                                           /s/ Piper Marbury Rudnick & Wolfe LLP